UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

American BriVision (Holding) Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Sawyers Peak Drive, Goshen, NY, 10924

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 551-8728

METU BRANDS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 24, 2016, American BriVision (Holding) Corporation (the “Company” or “we”, “us”) dismissed John Scrudato CPA and his firm Scrudato & Co., PA ( “Scrudato”) as its independent registered accounting firm ,

Scrudato reported on the Company's financial statements for the years ended September 30, 2015 to 2011. Their opinion did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles but was modified as to a going concern.

From October 29, 2014 when Scrudato was engaged, through the dismissal of Scrudato on February 24, 2016, there were no disagreements between the Company and Scrudato on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Scrudato would have caused Scrudato to make reference to the subject matter of the disagreements in connection with its reports.

The Company provided a copy of this disclosure to Scrudato and an opportunity to furnish the Company with a letter stating whether it agrees or disagrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K.

Immediately following the dismissal of Scrudato, our Board of Directors approved the engagement of AWC (CPA) Limited as our new Independent registered public accounting firm. During its two most recent fiscal years, and during any subsequent interim period prior to the date of AWC (CPA) Limited’s engagement, AWC (CPA) Limited audited the accompanying balance sheets of American BriVision Corporation, a Delaware Corporation and subsidiaries (collectively, “BriVision”) as of September 30, 2015 and the related statements of operations, stockholders’ equity and cash flows for the period from July 21, 2015 (inception) to September 30, 2015. BriVision became a wholly owned subsidiary of the Company as a result of a Share Exchange (as defined in the Form 8-K the Company filed on February 16, 2016) the Company closed on February 8, 2016. Other than the information disclosed herein above, the Company did not consult the new auditor regarding either: (i) the application of accounting principles to a proposed or completed specified transaction, or the type of audit opinion that might be rendered, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or reportable event within the meaning set forth in Regulation S-K, Item 304 a(1)(iv) or (a)(1)(v).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

16.1	Scrudato Letter dated as of February 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American BriVision (Holding) Corporation

Date: February 29, 2016	By:	/s/ Eugene Jiang
Eugene Jiang
Chief Executive Officer and Chairman